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11200 ROCKVILLE PIKE, SUITE 502
ROCKVILLE, MD 20852

Dear Bresler & Reiner, Inc. Shareholder:

        You are cordially invited to our Annual Meeting of Shareholders on Wednesday, June 11, 2008, beginning at 10:00 a.m., local time, at our corporate headquarters located at 11200 Rockville Pike, Rockville, MD 20852. The enclosed Notice of Annual Meeting of Shareholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The Board of Directors recommends that stockholders vote "FOR" these proposals.

        We look forward to seeing you there.

Sincerely,
/s/ SIDNEY M. BRESLER Sidney M. Bresler Chief Executive Officer

11200 ROCKVILLE PIKE, SUITE 502
ROCKVILLE, MD 20852

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Approximate Date of Mailing: May 1, 2008

TO THE SHAREHOLDERS:

        You are cordially invited to attend the Annual Meeting of Shareholders of Bresler & Reiner, Inc. (the "Company") which will be held at our offices located at 11200 Rockville Pike, Suite 502, Rockville, MD 20852 on Wednesday, June 11, 2008, at 10:00 a.m. local time, for the following purposes:

  1.
  To elect a Board of nine directors to serve until the next annual meeting of shareholders and until the election and qualification of their respective successors.

  2.
  To consider and ratify the selection of Aronson & Company, independent certified public accountants, as our auditors for the 2008 fiscal year.

  3.
  To consider and transact such other business as may properly come before the meeting.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record of common stock at the close of business April 11, 2008, are entitled to receive this notice and to vote at the meeting. A list of shareholders entitled to vote will be available at the meeting for examination by any shareholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at our principal executive offices at the address listed above.

        Our 2007 Annual Report, including financial statements, is included with your proxy materials.

        To assure your representation at the meeting, please vote your shares by signing, dating and returning the enclosed proxy card at your earliest convenience. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors.

        All shareholders are invited to attend the annual meeting in person. Your proxy may be withdrawn by you at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS
By:	/s/ JEAN S. CAFARDI Jean S. Cafardi Secretary

Rockville, Maryland
April 29, 2007

PROXY STATEMENT

Annual Meeting of Shareholders

To be Held June 11, 2008

        This Proxy Statement is being furnished to shareholders of Bresler & Reiner, Inc. (the "Company"), 11200 Rockville Pike, Suite 502, Rockville, Maryland 20852, in conjunction with the solicitation by our Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Shareholders to be held at our offices on Wednesday, June 11, 2008 at 10:00 A.M.

Record Date and Shareholders Entitled to Vote

        Holders of record of our Common Stock as of the close of business on April 11, 2008 are entitled to vote. On that date there were 5,477,212 shares of Common Stock outstanding. At the meeting each share of Common Stock is entitled to one vote on each proposal.

Proxy Voting and Quorum

        Shareholders of record may vote their proxies by mail. By using your proxy to vote, you authorize the persons whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

        If you attend the meeting, you may of course vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy.

Revocability of Proxies

        Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Choices in Voting

        You have several choices in completing your voting.

  •
  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  •
  In voting on directors, you can either vote FOR all the directors or withhold your vote on all or certain of the directors.

  •
  You may indicate a preference to abstain on any other proposal, in which case no vote will be recorded.

  •
  You may submit a proxy without indicating your voting preferences, in which case the proxies will vote your shares for election of the directors nominated by the Board and for ratification of the selection of Aronson & Company as our independent auditors for the fiscal year 2007.

Required Vote

        A plurality of the votes cast is required for the election of directors. A plurality of the votes means that individuals who receive the largest number of votes cast, even if the votes represent less than a majority, are elected as directors. Only votes cast "for" the election of directors will be counted in determining whether a nominee for director has been elected.

        The affirmative vote of a majority of the votes cast is required to ratify the selection of Aronson & Company as the independent auditors for fiscal year 2008. Only votes cast "for" or "against" the selection of Aronson & Company; or any other proposal will be counted. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting for such purpose.

Recommendations of the Board

        Our Board recommends that shareholders vote:

  •
  "For" each of the nominees for the Board listed below;

  •
  "For" ratification of Aronson & Company as auditors for fiscal year 2008.

Proxy Solicitation and Expenses

        We bear the cost of solicitation of proxies from shareholders. Copies of solicitation material may be furnished to brokers, custodians, nominees, and other fiduciaries for forwarding to beneficial owners of shares of our Common Stock, and normal handling charges may be paid for such forwarding services. In addition to the use of mail, proxies may be solicited by telephone by officers, directors and a small number of our employees who will not be specially compensated for such services.

PROPOSAL NO. 1

Election of Directors

        Nine directors are to be elected to hold office until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election, as directors, of the persons named as nominees. The Board believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board fails to stand for election or declines to accept election, proxies will be voted for the election of other individuals as the proxy holders may determine.

        Management has nominated for election as directors the persons whose names appear in the table below.

Name	Principal Occupation During Last Five Years	Age	Year First Elected
Benjamin C. Auger	Vice President of Boenning & Scattergood, Investment Banking Firm West Conshohocken, PA since March 2001	57	2002
Charles S. Bresler	Chairman—Bresler & Reiner, Inc	80	1970
Sidney M. Bresler	Chief Executive officer—Bresler & Reiner, Inc. since 2002 President—Bresler & Reiner, Inc since March 2005 Chief Operating Officer—Bresler & Reiner, Inc. 2000 to 2005	53	2002
Gary F. Bulmash	Tyser Teaching Fellow—University of Maryland, College Park, Maryland since 2005 Associate Professor of Accounting, American University, Washington, DC 1975 to 2005	63	2002
John P. Casey	Founder & Vice-Chairman of Marketing Business Development of Meridian Investments, Inc.	59	2005
Gretchen M. Dudney	Real Estate Investor and Development Consultant, Washington, DC Region 2005 to Present Senior Vice President Development The Kaempfer Company 1995 to 2005	55	2007

Michael W. Malafronte	Partner—International Value Advisors, LLC October 2007 to Present Securities Analyst—Senior Vice President Arnold and S. Bleichroeder Advisors, LLC and ASB Securities, LLC. May 2005 to September 2005 Principal Oppenheimer & Close, Inc. 1996 to 2005	33	2002
Burton J. Reiner	Retired since September 2005 Co-Chairman—Bresler & Reiner, Inc. 2002 to September 2005	79	1970
Randall L. Reiner	Independent Real Estate Investor and Manager since 2005 Consultant to Bresler & Reiner, Inc. from February 2003 until March 2005 Vice President—Bresler & Reiner, Inc. from June 2002 until February 2003	54	2003

Agreements with Directors

        In March 2005, Mr. Burton J. Reiner, resigned from his position as President of the Company. In September 2005, Mr. Reiner also resigned as Co-Chairman of the Company; he remains as one of the Company's directors. In connection with his retirement, the Company paid him $1,000,000 in 2005 in recognition of his service to the Company. As a post-retirement benefit, he and his wife will continue to receive medical, dental and vision benefits for the remainder of their lives. During 2007, we paid $21,675 pertaining to these benefits.

Board and Committee Meetings

        Our Board has three standing committees and one special committee. The table below provides current membership and meeting information for each committee. In addition, the table identifies the independent directors, as determined by the Board in 2007 and monitored by the Nominating Committee (within the meaning of the NASDAQ listing standards, applicable Securities and Exchange Commission ("SEC")) regulations and the Company's guidelines.

        The Board does not have an established policy regarding attendance of Board members at the annual and special meetings of shareholders. Each of the incumbent directors attended at least 75% of the total number of meetings of our Board and committees of the Board on which they serve. A majority of the Board attended the 2007 annual meeting of shareholders.

Name	Audit	Executive Compensation	Nominating & Governance	Special	Independent Director
Mr. Gary F. Bulmash	Chair		Member	Member	Yes
Mr. Benjamin C. Auger	Member	Member		Member	Yes
Mr. John P. Casey		Member	Member		Yes
Ms. Gretchen M. Dudney	Member	Member	Chair	Chair	Yes
Mr. Michael W. Malafronte	Member	Chair			Yes
Total meetings in 2007	5	2	3	1

Nominating and Governance Committee

        Effective January 2007, the Board established the Nominating Committee. The primary purpose of the Nominating Committee is to recommend to the Board the selection of nominees to stand for election as officers and directors. The Nominating Committee will also make recommendations to the Board as to the reelection of officers and selection of additional officers; the minimum qualifications a director must have for consideration to be on the Board; and will be responsible for monitoring the independence of the directors.

        Director Nominations.    The Nominating Committee is responsible for the director nomination process and sets the qualifications that nominees must meet and evaluates the qualifications of each nominee. Nominees are evaluated based on criteria such as (i) personal and professional integrity, ethics and values, (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment, (iii) experience in the Company's industry, (iv) experience as a board member of another publicly held company, (v) academic expertise in an area of the Company's operations and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

        The Nominating Committee will consider director nominees submitted by shareholders who satisfy the ownership requirements of SEC Rule 14a-8. Shareholders wishing to submit nominations should send their nominations to our Secretary at our offices at 11200 Rockville Pike, Suite 502, Rockville, Maryland, 20852 who will forward the information to the Nominating Committee. Nominations should be received on or before the date on which shareholder proposals to be included in the proxy statement for the annual shareholder meeting as set forth under "Shareholder Proposals for the Next Annual Meeting".

        The Board upon the recommendation of the Nominating Committee will identify the need for nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Board's criteria for Board service are renominated. As to new candidates, the Board will work with the Nominating Committee to identify suitable candidates based on the Board established criteria. The Nominating Committee may also review the composition and qualification of the boards of directors of the Company's competitors, and may seek input from industry experts or analysts.

        Upon receipt of recommended nominees from the Nominating Committee, the Board reviews the qualifications, experience and background of the candidates. Final candidates may be interviewed by the independent directors and executive management. In making its determinations, the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment. Recommendations received by shareholders will be processed and are subject to the same criteria as are other candidates recommended by the Nominating Committee.

        "Independent" Directors.    The Nominating Committee is responsible for monitoring the independence of our non-employee Board directors. Each member of the Nominating Committee as well as each of our other directors other than Charles S. Bresler, Sidney M. Bresler, Burton J. Reiner and Randall L. Reiner is an "independent" as defined under Rule 4200(15) of the National Association of Securities Dealers, Inc. Although we are not required to comply with Rule 4200(15), as our stock is not NASDAQ listed, we have decided to adopt the "independence" standard in the Rule as a matter of good corporate governance. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as provided by the NASDAQ rules, the Board in the past has made and the Nominating Committee will make a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board or the Nominating Committee as the case may be, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board has reviewed and discussed and the Nominating Committee will review and discuss information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and its management. The Nominating Committee will evaluate the independence of each director annually as part of the nomination process and at other times if circumstances warrant.

        In addition, the members of the Audit Committee each qualify as "independent" under standards established by the SEC for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent director." Gary F. Bulmash is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Bulmash's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Bulmash any duties, obligations or liability that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

        The Board has adopted a written Nominating and Governance Committee Charter. The Board will reassess the adequacy of this charter on an annual basis. The Nominating and Governance Committee Charter is available under the section titled "Governance" on our website at www.breslerandreiner.com.

Audit Committee Responsibilities

        In 2007, our Audit Committee consisted of Messrs. Auger, Bulmash and Malafronte and Ms. Dudney. Among its responsibilities, our Audit Committee appoints and establishes the compensation for the our independent public accountants; approves in advance all engagements with them to perform non-audit services; reviews and approves the procedures used by us to prepare our periodic reports; reviews and approves our critical accounting policies; discusses the plans and reviews results of the audit engagement with the independent public accountants; reviews the independence of the independent public accountants; and oversees our accounting processes, including the adequacy of our internal accounting controls.

        The Board has adopted a written Audit Committee Charter. The Board reassesses the adequacy of the Audit Committee charter on an annual basis. The Audit Committee has (1) adopted the Company's Code of Ethics, (2) qualified Gary F. Bulmash as "audit committee financial expert" and, (3) established an independent compliance hotline service to monitor and record perceived violations of the Code of Ethics and other applicable laws. The Audit Committee Charter and the Code of Ethics are also available under the section titled "Governance" on our website at www.breslerandreiner.com.

Compensation Committee Responsibilities

        The Executive Compensation Committee (the "Compensation Committee") determines the compensation of corporate officers and oversees the administration of executive compensation programs. For a more complete discussion, see "Compensation of Directors and Executive Officers-Compensation Committee Responsibilities," below.

Special Committee Responsibilities

        In January 2007, we formed a Special Committee for the purposes of evaluating the proposed purchase of the membership interest of the West Office, LLC ("West Office") members and the Trilon Office Partnership ("Trilon") partners. The Board decided to create the Special Committee because the principal shareholders of the Company hold a significant ownership interest in West Office and Trilon. On behalf of the Board, the Special Committee engaged a Washington, DC investment banking firm, Wachtel and Company, to render an opinion as to the fairness to the Company of the proposed purchase. The opinion was received and a report issued to the Board in May 2007 regarding the evaluation of the proposed purchase whereupon this committee's purposes were concluded.

RECOMMENDATION OF THE BOARD

        The Board unanimously recommends a vote "FOR" the election of the nominees listed above.

PROPOSAL NO. 2

Ratification of Aronson & Company as Our Independent Auditors

        The Board, on recommendation of the Audit Committee, has selected Aronson & Company, independent certified public accountants, to serve as our independent auditors for fiscal year 2008. Deloitte & Touche LLP ("Deloitte & Touche") were our independent auditors for fiscal years 2004 to 2007.

        In making its recommendation to the Board to select Aronson & Company as our independent auditors for fiscal year 2008, the Audit Committee considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence.

Change in Auditors

        On April 21, 2008, we notified Deloitte & Touche, the principal independent accountant engaged to audit the Company's financial statements, that they were dismissed. The dismissal was recommended by the Audit Committee and approved by our Board. Effective as of that date, the Company has appointed Aronson & Company to serve as its independent auditors for the current fiscal year, which ends on December 31, 2008.

        Deloitte & Touche's audit reports on the Company's consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During each of our two most recent fiscal years and through the date of this report, there were: (i) no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche's satisfaction, would have caused them to make reference to the subject matter in their report on the Company's consolidated financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During 2007, the Company consulted with Aronson & Company who advised the Company on the appropriate accounting treatment related to the partial sale of an interest in a real estate joint venture and the entering into an agreement for the exchange of a leasehold interest for land. The Company's accounting treatment in its annual financial statements for the year ended December 31, 2007 for both of these transactions was consistent with the advice provided by Aronson & Company.

        The Company's annual financial statements for the year ended December 31, 2007, reported on by Deloitte & Touche and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, reflected the accounting treatment related to both the partial sale of an interest in a real estate joint venture, which resulted in a $18,721,000 gain, and the entering into an agreement for the exchange of a leasehold interest for land, which resulted in no gain. Additional information related to these transactions is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Audit and Other Fees

        For the years ended December 31, 2007 and 2006 respectively, we incurred $1,132,000 and $873,000 for audit fees and audit-related fees for services provided by Deloitte & Touche. The fees for audit services billed in 2007 and 2006 consisted of the audit of our annual financial statements and reviews of our quarterly reports. In 2007, we also incurred fees associated with the audit of our amended Form 10-K/A for the year ended December 31, 2006.

RECOMMENDATION OF THE BOARD

        The Board unanimously recommends a vote "FOR" the ratification of Aronson & Company as the independent auditors for fiscal year 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of December 31, 2007, with respect to the beneficial ownership of our Common Stock by (i) each director and named executive officer, and (ii) each person who is known to the Company to have beneficial ownership of more than 5% of the outstanding shares of Common Stock, and all our directors and executive officers as a group. This information has been furnished by such persons.

Name	Amount of Beneficial Ownership		Percent
Charles S. Bresler, Chairman of the Board	2,099,226	(1)	38.33
Burton J. Reiner, Director	1,681,910	(2)	30.71
The Burton and Anita Reiner Charitable Remainder Trust	333,334		6.09
Fleur S. Bresler	282,768		5.16
Randall L. Reiner, Director	344,714	(3)	6.29
Michael W. Malafronte, Director	1,000		*
Benjamin C. Auger, Director	12,800	(4)	*
Sidney M. Bresler, Chief Executive Officer and Director	5,212		*
Jean S. Cafardi, Secretary	900		*
Darryl M. Edelstein, Executive Vice President, Chief Financial Officer and Treasurer	—		—
Gary M. Bulmash, Director	—		—
Gretchen M. Dudney, Director	—		—
John P. Casey, Director	—		—
All directors and officers as a group (11 individuals)	4,145,762		75.69

*
Less than 1%

(1)
These shares are owned by Bresler Family Investors, LLC (the "LLC"), of which Charles S. Bresler is the sole manager. If Mr. Bresler should resign as manager, die, or otherwise become unable to serve as manager, under the LLC's Operating Agreement, his son, Sidney M. Bresler, CEO, becomes manager and may vote the shares. If Charles S. Bresler ceases to be a member of the LLC, a majority of the interests held by other members may elect to dissolve the LLC. Does not include 282,768 Shares held by Charles S. Bresler's wife, Fleur S. Bresler, as to which he disclaims beneficial ownership.

(2)
Includes 690,956 shares held in a revocable trust for benefit of Burton J. Reiner and 690,954 shares held in a revocable trust for benefit of Anita O. Reiner. Mr. and Mrs. Burton J. Reiner are co-trustees of each of these trusts.

(3)
Includes 333,334 shares held by the Burton and Anita Reiner Charitable Remainder Trust, of which Randall L. Reiner is a trustee, and 2,684 shares held by Mr. Reiner as trustee for Mr. Reiner's wife and children.

(4)
Includes 12,000 shares held jointly with Mr. Auger's wife and 500 shares held by Mr. Auger's wife or child, or as trustee for a minor relative.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following information is set forth with respect to those persons who held the title of Chief Executive Officer at any time during the year ended December 31, 2007 and the other two most highly compensated executive officers for the fiscal year ended December 31, 2007 (the "Named Executive Officers").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Sidney M. Bresler, Chief Executive Officer	2007 2006	392,954 488,683	525,000 425,000	— 627,750	— —	23,301 13,923	(1)	941,255 1,608,823
Charles S. Bresler, Chairman of the Board	2007 2006	300,676 250,044	400,000 125,000	— —	— —	24,156 21,761	(2) (2)	724,832 396,805
Darryl M. Edelstein, Executive VP—Finance & CFO	2007 2006	245,441 220,504	60,000 50,000	— 83,700	24,180 —	— 9,784		329,621 363,986
(1)
Includes premiums for long-term care insurance and medical premiums totaling $23,301 for the year ended December 31, 2007.

(2)
Includes premiums for long-term care insurance of $23,417and $20,934 for the years ended December 31, 2007 and 2006 respectively.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Sidney M. Bresler Chief Executive Officer	75,000	—	—	$32.91	1/25/2016
Darryl M. Edelstein Executive VP—Finance & CFO	8,000	—	—	$32.91	1/25/2016
(1)
Represents stock appreciation rights granted.

Compensation Committee Members and Independence

        Ms. Dudney, Messrs. Auger, Casey and Malafronte (Chair) served during all of 2007 on the Executive Compensation Committee (the "Compensation Committee") of our Board. Each member of the Compensation Committee is "independent" as defined under Rule 4200(15) of the National Association of Securities Dealers, Inc., "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act and a "non-employee director" within the meaning of Section 162(m) of the Internal Revenue Code.

Compensation Committee Responsibilities

        The Compensation Committee determines the compensation of corporate officers and oversees the administration of executive compensation programs. The Compensation Committee is responsible for all elements of executive compensation including base salary, incentive bonuses, and other benefit programs for key executives.

        The goals of the Company's executive compensation program are to:

  1.
  Pay competitively to attract, retain and motivate superior executives,

  2.
  Relate total compensation for each executive to overall Company performance, as well as individual performance, and

  3.
  Align executives' performances and financial interests with shareholder value.

        It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules as one of many factors used to make specific compensation determinations consistent with the goals of the Company's executive compensation program.

Compensation Discussion and Analysis

  Overview

        The following discussion and analysis should be read in conjunction with the information presented in the following compensation tables, the footnotes to those tables and the related disclosures appearing elsewhere in this Proxy Statement.

        The Compensation Committee determines compensation for those officers considered "executive officers" under the rules and regulations of the SEC, including the Named Executive Officer.

  Compensation Philosophy and Objectives

        We believe that it is critical to our success that we attract, retain and motivate superior senior executives and that in order to achieve this we must compensate our executives at a level commensurate with their performance when measured against executives in comparable companies. We believe that total compensation must be competitive with the marketplace so that we can attract, retain and motivate talented executives.

        Compensation packages for senior executives include three components: (a) base salary, (b) an annual performance bonus earned on the basis of individual performance and contribution to our overall performance, and (c) equity-based compensation in the form of stock appreciation rights. The amount each executive actually earns should vary based on the person's performance, contribution and overall value to our business. We have no mandatory policy for the allocation between base salary and incentive compensation. Generally, higher ranking officers will receive more of their compensation as incentive compensation.

  Compensation Process

        The process of setting executive compensation is a collaborative effort between the Compensation Committee and senior management. Our Chief Executive Officer, Sidney M. Bresler, makes recommendations to the Compensation Committee for annual compensation to be paid to all executive officers other than himself as well as for equity awards to company employees, based on his review of one or more national real estate industry compensation surveys and guidance from the Compensation Committee. The Compensation Committee typically discusses with Mr. Bresler the performance of the executive officers and the metrics to be used to determine performance-based compensation. The Compensation Committee can accept Mr. Bresler's recommendations or take other action, as it determines.

        The Compensation Committee determines Mr. Bresler's compensation level, and the three components of his compensation, by reviewing his short-term and long-term performance with the Company, our overall profitability and Funds From Operations ("FFO"), the progress toward achieving business objectives that may not be directly reflected in profitability or FFO for the year in question, the profitability and FFO of companies comparable to us, to the extent publicly available, and the levels of compensation of executive officers in such other companies.

  Elements of Compensation

        Compensation packages for senior executives include base salary, an annual performance bonus earned on the basis of individual performance and contribution to our overall performance, equity-based compensation in the form of stock appreciation rights, retirement benefits in the form of a qualified defined contribution plan and non-qualified deferred compensation, and life insurance, health insurance and other benefits.

  1.
  Base salary.    The relative levels of base salary for the executive officers are designed to reflect each executive officer's scope of responsibility and accountability with the Company and to be part of a competitive total compensation package.

  2.
  Performance bonuses.    The Company provides performance-related annual cash compensation to senior officers, including the Named Executive Officer. The Compensation Committee determines the actual amount of the incentive compensation for each officer based on the officer's level of responsibility and salary, our overall performance for the year and an assessment of the officer's individual performance for the year.

  3.
  Stock Appreciation Rights Plan.    In January 2006, our Board of Directors adopted a Stock Appreciation Rights Plan (the SARS Plan). The purpose of the SARS Plan is (a) to enhance our ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to us by providing them an opportunity to benefit from the increase in our stock price thereby an additional interest in our success and increased value. Each SAR entitles the exercising holder to a cash payment equal to the excess of the market value of a share of our common stock at the time of exercise over the market value of a share of our common stock at the time of grant of the SAR. The SARS Plan is administered by the Compensation Committee. The term of each SAR is no more than ten years after the date of grant and the SARs vest immediately upon grant.

  4.
  Perquisites.    Our Named Executive Officer participate in health, life, disability and other insurance plans, paid days off and other customary fringe benefits. The only benefits offered to any of our Named Executive Officer that are not widely available to other employees were Long Term Care.

  Deferred Compensation Plan

        We sponsor a deferred compensation plan whereby certain of our officers can elect to defer compensation on a non-ERISA qualified basis into a rabbi trust account. The eligible employees may defer up to thirty percent of their annual pre-tax salary. Distributions from the rabbi trust account become due on (1) the earliest of retirement at or after age sixty, (2) disability, or (3) termination of employment for a reason other than retirement at or after age sixty or disability. Distributions are payable in either a single sum on the date selected by the participant, in five or ten equal annual installments beginning January 1st of the year following the event that triggers the distribution, or in a single sum as of the 30th day following the event that triggers the distribution.

  Employees' Retirement Plans

        Defined Contribution Plan.    During 2004, we implemented a defined contribution plan (401K) that covers all employees over the age of 21, which includes the Named Executive Officers. The plan permits employees to make regular savings contributions on a pre-tax basis of any percentage of their compensation subject to Internal Revenue Code limitations. Employees who are at least fifty years of age may make "catch-up" contributions in accordance with the Internal Revenue Code. We contribute three percent of employees' annual compensation to the plan up to the maximum allowed by law. All contributions to the plan are 100% vested and are distributed in accordance with the Internal Revenue Code.

        Defined Benefit Pension Plan.    Our policy is to contribute to our defined benefit retirement plan (the "Plan") as needed to maintain its funding at the levels required by the Internal Revenue Code. During 2006, the funding level of the Plan met the minimum requirements of the Internal Revenue Code. We contributed $110,000 to the Plan in 2007.

        We contribute to our Plan as required under the terms of the Plan and ERISA. Under the Plan, benefits are determined for all employees on an actuarial basis related to the individual employee compensation, age, and length of service, including service with predecessors of the Company. All compensation, up to the maximum allowed by law, including salaries, fees and bonuses, but excluding discretionary bonuses, are included as remuneration (or "covered compensation") under the Company's Plan. The Plan provides for contributions by the Company designed to produce, commencing at retirement at age 65, an annual pension calculated by multiplying the participant's number of years of service to a maximum of 35 of such years, by the sum of 1.12% of a participant's average annual covered compensation paid for the highest consecutive five years prior to retirement, up to $97,500 (or less, depending upon participant's age), plus 1.77% of the participant's average annual covered compensation paid for such period in excess of this dollar amount, but not in excess of a total of $127,500 for the year 2007.

        At December 31, 2007, Jean S. Cafardi had 41 years of credited service, Sidney M. Bresler had 22 years of credited service and Darryl M. Edelstein had 5 years of credited service under the Plan.

Director Compensation

        The following table sets forth the compensation received for the year ended December 31, 2007 by each member of our Board of Directors who is not one of our executive officers:

Name (a)	Fees Earned or Paid in Cash ($) (b)	All Other Compensation ($) (g)	Total ($) (h)
Burton J. Reiner	—	21,675 (1)	21,675
Randall L. Reiner	—	—	—
Benjamin C. Auger	25,000	—	25,000
Gary F. Bulmash	40,000	1,500	41,500
John P. Casey	25,000	1,250	26,250
Ralph Childs Jr.(2)	12,500	250	12,750
Gretchen M. Dudney	34,000	1,500	35,500
Michael W. Malafronte	25,000	500	25,500
Total	161,500	26,675	188,175

(1)
Represents medical benefits related to post-retirement benefits.

(2)
Did not stand for re-election in 2007.

        In 2007, our Board approved amendments to our compensation arrangements for our non-employee or non-consultant Directors. Under the amended compensation arrangements, each non-employee Director is paid an annual director's fee of $25,000 and, for each Board or Committee meeting attended, a $250 fee and $250 to cover reimbursable expenses. Gary F. Bulmash, as our "audit committee financial expert" as required by Section 407 of the Sarbanes-Oxley Act of 2002, receives an additional annual remuneration of $15,000. Gretchen M. Dudney, as our Chairman for the Nominating and Governance Committee receives an additional $9,000 annual remuneration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Trilon Plaza Company and West Office LLC

        In July 2007, we purchased substantially all of the outstanding limited partnership and membership interests in Trilon and West Office. Prior to the purchase, our Chairman of the Board of Directors and another Board of Directors member ("Company Affiliates") owned a total 88.3% interest in Trilon and 21.1% interest in West Office. These Company Affiliates received a total of $51,213,000, including $4,363,000 in cash and $46,850,000 in promissory notes from the Company bearing an interest rate of 7.5% and maturing in July 2010. In accordance with the terms of the promissory notes initial principal payments totaling $11,713,000 were made at the time the notes were issued. The remaining principal due under the notes will amortize over the notes' term.

B&R Philadelphia Condo Investors

        In May 2005, we entered into a joint venture along with certain officers and other third party members named B&R Philadelphia Condo Investors, LP ("B&R Condo Investors"). To date, all the members have contributed a total of $18,000,000 to the venture. In May 2005, B&R Condo Investors invested $11,000,000 for a 50% interest in Symphony House Associates LP, an entity that has developed 163 luxury high-rise condominium units, a 35,000 square foot theater, a parking garage and 4,300 square feet of retail space in center city Philadelphia, Pennsylvania. In May 2005, B&R Condo Investors invested $6,500,000 for a 50% interest in Venice Lofts Associates LP, ("Venice Lofts") an entity that has developed 38 townhouses and 90 mid-rise residential apartment units in Philadelphia, Pennsylvania.

        The ownership interests of the Company and officers (whether direct or indirect ownership interests) in B&R Condo Investors are presented below in the following table.

Name	Relationship to Company	% Interest in B&R Condo Investors
Bresler & Reiner, Inc.		44.50%
Charles S. Bresler	Officer, director and shareholder	16.81
Sidney M. Bresler(1)	Officer, director and shareholder	2.78
Benjamin C. Auger(1)	Director and shareholder	1.39
Darryl M. Edelstein	Officer	0.97

(1)
Owned jointly, as tenants by entireties, with their spouses.

Venice Lofts

        In July 2007, Venice Lofts repaid the development and construction loans securing the property and obtained a ten-year $38,000,000 loan bearing an interest rate of 6.4% with interest-only payments due during the first five years of the loan term. In connection with the repayment of the loans, B&R Philadelphia Condo Investors, a 44% owned subsidiary of the Company, which has a 50% interest in Venice Lofts, contributed $6,700,000 to the venture. In connection with the funding of this contribution, our Chairman of the Board of Directors provided a one-year $4,400,000 loan bearing interest at 15%, which is a rate comparable to the mezzanine portion of the debt that was repaid.

Paradise Sudley North Office Building D

        We are a 10% general partner and a 90% limited partner in Paradise Sudley North Limited Partnership which in turn is a 50% general partner in Paradise Sudley North Building D Partnership

("Building D Partnership"). The remaining 50% is owned by the Bresler Family Investors LLC. Our Co-Chairman, Charles S. Bresler, is the manager of this limited liability company.

        Management considers its contracts and other business relationships with each of the affiliates to be as favorable to the Company as those obtainable with unrelated third parties.

        Interest incurred on loans from affiliates totaled $1,629,000 and $108,000 for the years ended December 31, 2007 and 2006, respectively.

AUDIT COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The Audit Committee met with management periodically during fiscal 2007 to consider the adequacy of our internal controls, and discussed these matters with our independent auditors, Deloitte & Touche, and with appropriate Company financial personnel. The Audit Committee also discussed with senior management and Deloitte & Touche the Company's disclosure controls and procedures and the certifications by the Company's Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the recently enacted Sarbanes-Oxley Act of 2002, for certain of the Company's filings with the SEC.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2007 with management and with Deloitte & Touche. The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement of Auditing Standards No. 61, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche their independence. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for fiscal year 2007 be included in the Company's Annual Report on Form 10-K for fiscal 2007, as filed with the SEC.

Submitted by the Audit Committee of the Board: Gary F. Bulmash, Chair Benjamin C. Auger Gretchen M. Dudney Michael W. Malafronte

FINANCIAL STATEMENTS

        For certain information concerning the Company and its subsidiaries see the financial statements and the audit reports of Deloitte & Touche, independent certified public accountants, included in the Annual Report accompanying this proxy statement. Such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material. We expect that Aronson & Company will have representatives available during the annual shareholders meeting to respond to appropriate questions from shareholders. We are not certain at this time whether representatives from Deloitte & Touche will be available to respond to questions from shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the fiscal year ended December 31, 2007 were met, except for the failure of Messrs. Burton J. and Randall L. Reiner to timely report changes in beneficial ownership on Form 5 related to minor gifts of securities from Burton and Anita Reiner to their children, including Randall L. Reiner.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Proposals submitted for inclusion in the Company's Proxy Statement for the 2009 Annual Meeting of Shareholders must be received by the Secretary at 11200 Rockville Pike, Suite 502, Rockville, Maryland 20852, on or before January 1, 2009. Shareholder proposals for consideration at the 2009 Annual Meeting, but not for inclusion in the Proxy Statement, must be received by the Secretary no later than March 11, 2009. Management proxy holders could have discretionary authority to vote on those proposals at the 2009 annual meeting.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

REPORTS TO SHAREHOLDERS

        The Company has mailed this Proxy Statement and a copy of its 2007 Annual Report to each shareholder entitled to vote at the Annual Meeting. Included in the 2007 Annual Report are the Company's consolidated financial statements for the year ended December 31, 2007.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Bresler & Reiner, Inc., Secretary, 11200 Rockville Pike, Suite 502, Rockville, Maryland 20852.

By Order Of The Board Of Directors
/s/ JEAN S. CAFARDI Jean S. Cafardi Secretary

Rockville, Maryland
April 29, 2008

PROXY

BRESLER & REINER, INC.
This Proxy Is Being Solicited By The Board of Directors
Annual Meeting of Stockholders, June 11, 2008

The undersigned appoints Darryl M. Edelstein and Melissa E. Brooks, and each of them, as proxies, each with the power to appoint his/her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Bresler & Reiner, Inc. held on record by the undersigned at the close of business on April 11, 2008 at the Annual Meeting of Shareholders of Bresler & Reiner, Inc., to be held at the offices of the Company, 11200 Rockville Pike, Suite 502, Rockville, Maryland on Wednesday, June 11, 2008 at 10:00 a.m., or any adjournment thereof.

This proxy will be voted as directed, but if no direction is indicated, will be voted FOR the proposals. This proxy is solicited on behalf of the Board of Directors.

1.
Election of The Following Nominees as Directors:
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)

  Benjamin C. Auger; Charles S. Bresler; Sidney M. Bresler; Gary F. Bulmash; John P. Casey; Michael W. Malafronte; Gretchen M. Dudney; Burton J. Reiner; and Randall L. Reiner.

☐ FOR                             ☐ WITHHOLD AUTHORITY

2.
Ratification of the selection of Aronson & Company as the Company's independent auditors for fiscal year 2008.

    ☐ FOR                                       ☐ AGAINST                                       ☐ ABSTAIN

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please see other side)

Receipt of the Annual Report of the Company for the year 2007 is hereby acknowledged.

The undersigned revokes all proxies heretofore given with respect to said meeting and approves all that the proxies or their substitutions shall do by virtue hereof.

Dated:	, 2008
Shareholder Signature

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
PROXY STATEMENT
Annual Meeting of Shareholders To be Held June 11, 2008
PROPOSAL NO. 1
RECOMMENDATION OF THE BOARD
PROPOSAL NO. 2
RECOMMENDATION OF THE BOARD
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
FINANCIAL STATEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
OTHER MATTERS
REPORTS TO SHAREHOLDERS